Exhibit 4.3

GLOBAL AMENDMENT NO. 2 TO 10% ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE DEBENTURES

This GLOBAL AMENDMENT NO. 2 TO 10% ORIGINAL ISSUE DISCOUNT SECURED CONVERTIBLE DEBENTURES (this “Amendment”) is dated effective as of October 31, 2024, by and between Safe and Green Development Corporation, a Delaware Corporation (the “Company”) and each of the investors party hereto (each, an “Investor” and together with the Company, the “Parties”).

WHEREAS, the Company issued and delivered to each of Arena Special Opportunities Partners III LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Fund, LP, and Arena Special Opportunities Partners II, LP, a 10% Original Issued Discount Secured Convertible Debenture, each dated as of August 12, 2024, as amended (each, a “Debenture” and collectively, the “Debentures”); and

WHEREAS, the Company and each Investor desire to amend the second paragraph of section 4(b) of the Debenture in order to comply with Nasdsq Rules and Regulations; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Debenture as follows:

1. Amendment.  – the second paragraph in Section 4(b) is hereby amended and restated as follows:

As used herein, the term “Floor Price” means $0.045 subject to proportional adjustment for stock splits.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3.Not a Novation. This Amendment is a modification of each Debenture only and not a novation.

4. Effect on each Debenture and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of each Debenture and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

5.  Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

6. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of New York without regard to its choice or conflict of law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Debenture to be duly executed as of the day and year first above written.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory